                                AMENDMENTS TO THE
                                RESTATED BY-LAWS
                                       OF
                                     NN, INC

         The Restated By-laws of NN, Inc. are amended as follows:

1.   Article II,  Section 2 of the  Corporation's  By-Laws be, and it hereby is, amended to read in its entirety as follows:

         "Section  (2) Notice of Annual  Meeting.  Written  notice of the annual meeting  stating the place,  date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting,  either personally or by mail, not less  than ten nor more than  sixty  days  before  the date of the  meeting.  No business may be  transacted  at an annual  meeting of  stockholders,  other than business  that is (a)  specified  in the  notice of the annual  meeting  (or any supplement  thereto)  given by or at the direction of the Board of Directors (or any authorized  committee  thereof),  (b) otherwise  properly brought before the annual  meeting  by or at the  direction  of the  Board  of  Directors  (or  any authorized  committee  thereof),  or (c) otherwise  properly  brought before the annual meeting by any  stockholder of the  Corporation in accordance  with these
By-Laws and (i) who is a stockholder  of record on the date of the giving of the notice  provided  for in Article  II,  Section 13 and on the record date for the determination  of stockholders  entitled to vote at such annual meeting and (ii)
who complies with the notice procedures set forth in Article II, Section 13."

2.   Article II, Section 12 of the  Corporation's  By-Laws be, and it hereby is, amended to read in its entirety as follows:

         "Section (12) Action by Written Consent of Stockholders. Subject to the
rights of the  holders of any  series of  Preferred  Stock with  respect to such series of Preferred  Stock,  any action required or permitted to be taken by the stockholders  of the  Corporation  at any  annual  or  special  meeting  of such stockholders may be taken without a meeting,  without prior notice and without a vote,  if a consent or consents in writing,  setting  forth the action so taken, shall be  signed  by the  holders  of  outstanding  stock  having  not less than two-thirds  of the voting power of all the then  outstanding  shares of stock of the Corporation  entitled to vote on such action and the writing or writings are filed with the minutes of proceedings of the  stockholders  of the  Corporation.
Notwithstanding  the foregoing,  any stockholder or stockholders  that desire to act by written  consent must first  request  that the Board of  Directors  set a record date for such action by written  consent,  which  record date may precede the date upon which the Board of Directors  received the request to set a record date,  and which record date shall not be more than sixty nor less than ten days before the date of the written consent."

3.   A new Section 13 is added to Article II to read as follows:

         "Section (13)  Stockholder  Proposals and  Nominations.  In order for a stockholder (the "Noticing  Stockholder") to properly bring any item of business or any nomination of any director(s)  before an annual meeting of  stockholders, the  Noticing  Stockholder  must give  timely  notice  thereof in writing to the
Secretary of the Corporation in compliance with the requirements of this Section
13. This Section 13 shall  constitute an "advance  notice  provision" for annual meetings for purposes of Rule 14a-4(c)(1)  under the Securities  Exchange Act of
1934, as amended (the "Exchange Act").

      (a) Timing of Notice. To be timely, a Noticing  Stockholder's  notice must be delivered to the  Secretary at the principal  executive  offices of the
      Corporation  not  earlier  than the close of business on the 120th day and not later  than the close of  business  on the 90th day prior to the first anniversary of the preceding  year's annual  meeting;  provided,  however, that in the  event  the date of the  annual  meeting  is more than 30 days before or more than 60 days after  such  anniversary  date,  notice by the
      Stockholder  to be timely must be so delivered  not earlier than the close of business on the 120th day prior to the date of such annual  meeting and not later than the close of business on the later of the 90th day prior to the date of such annual  meeting or, if the first public  announcement  of the date of such annual meeting is less than 100 days prior to the date of such  annual  meeting,  the 10th  day  following  the day on which  public announcement of the date of such meeting is first made by the Corporation.
      In no event shall any adjournment or postponement of an annual meeting, or the announcement  thereof,  commence a new time period for the giving of a stockholder's notice as described above.

      (b) Form of Notice.  To be in proper form,  whether in regard to a nominee for  election  to the Board of  Directors  or other  business,  a Noticing
      Stockholder's notice to the Secretary must:

            (i) Set forth, as to the Noticing  Stockholder  and, if the Noticing
            Stockholder  holds for the benefit of another,  the beneficial owner on whose behalf the  nomination  or proposal is made,  the following information together with a representation as to the accuracy of the information:

                    (A) the name and address of the Noticing Stockholder as they appear  on the  Corporation's  books  and,  if the  Noticing
                    Stockholder  holds for the benefit of another,  the name and address of such beneficial owner  (collectively  referred to herein as "Holder"),

                    (B)  the  class  or  series  and  number  of  shares  of the
                    Corporation   that  are,   directly  or  indirectly,   owned
                    beneficially and/or of record,

                    (C)  any  option,  warrant,   convertible  security,   stock
                    appreciation  right,  or similar  right with an  exercise or conversion privilege or a settlement payment or mechanism at a price  related  to any  class or  series  of shares of the
                    Corporation or with a value derived in whole or in part from
                    the   value  of  any  class  or  series  of  shares  of  the
                    Corporation, whether or not

                    the  instrument  or right shall be subject to  settlement in the  underlying  class or  series  of  capital  stock of the
                    Corporation or otherwise (a "Derivative Instrument") that is directly or indirectly owned  beneficially by the Holder and any other direct or indirect  opportunity to profit or share in any profit  derived  from any increase or decrease in the value of shares of the Corporation,

                    (D) any  proxy,  contract,  arrangement,  understanding,  or relationship  pursuant  to which the  Holder  has a right to vote or has  granted  a  right  to vote  any  shares  of any security of the Corporation,

                    (E) any short  interest in any  security of the  Corporation
                    (for  purposes of these  By-Laws a person shall be deemed to have a short  interest in a security if the Holder  directly
                    or   indirectly,   through   any   contract,    arrangement,
                    understanding,    relationship   or   otherwise,   has   the
                    opportunity  to profit or share in any profit  derived  from any decrease in the value of the subject security),

                    (F) any rights to dividends on the shares of the Corporation owned  beneficially  by the  Holder  that are  separated  or separable from the underlying shares of the Corporation,

                    (G) any proportionate  interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited  partnership or limited liability company or similar  entity in which the Holder is a general  partner or, directly or indirectly, beneficially owns an interest in a  general  partner,  is the  manager,  managing  member  or directly or indirectly  beneficially owns an interest in the manager or managing member of a limited liability company or similar entity,

                    (H) any performance-related  fees (other than an asset-based fee) that the Holder is entitled to based on any increase or decrease  in the  value  of  shares  of the  Corporation  or
                    Derivative Instruments, if any,

                    (I) any arrangements,  rights, or other interests  described in Sections 13(b)(i)(C)-(H) held by members of such Holder's immediate family sharing the same household,

                    (J) any other information  relating to the Holder that would be required to be  disclosed  in a proxy  statement or other filings required to be made in connection with solicitations of proxies for, as applicable,  the proposal  and/or for the election of  directors in a contested  election  pursuant to
                    Section 14 of the Exchange Act and the rules and regulations thereunder, and

                    (K) any other  information  as  reasonably  requested by the
                    Corporation.

            Such information  shall be provided as of the date of the notice and shall be supplemented by the Holder not later than 10 days after the record  date for the meeting to disclose  such  ownership  as of the record date.

            (ii) If the notice  relates to any business  other than a nomination of a director or directors that the Noticing Stockholder proposes to bring before the meeting, set forth:

                    (A) a  brief  description  of  the  business  desired  to be brought before the meeting,  the reasons for conducting such business at the meeting,  and any  material  interest of the
                    Noticing Stockholder, in such business, and

                    (B)  a  description  of  all  agreements,  arrangements  and understandings,  direct and  indirect,  between the Noticing
                    Stockholder,  and any  other  person or  persons  (including their  names)  in  connection  with  the  proposal  of  such business by the Noticing Stockholder.

            (iii)  If the  notice  relates  to a  nomination  of a  director  or
            directors,   set  forth,   as  to  each  person  whom  the  Noticing
            Stockholder  proposes to nominate for election or  reelection to the
            Board of Directors:

                    (A) all  information  relating to the  Noticing  Stockholder that would be required to be disclosed in a proxy  statement or other  filings  required  to be made in  connection  with solicitations  of proxies  for  election of  directors  in a contested  election  pursuant to Section 14 of the  Exchange
                    Act and the rules and regulations thereunder, including such person's  written  consent  to  being  named  in  the  proxy statement  as a  nominee  and  to  serve  as a  director  if elected, and

                    (B) a  description  of all direct and indirect  compensation and other material monetary  agreements,  arrangements,  and understandings  during the past three  years,  and any other
                    material  relationships,   between  or  among  the  Noticing
                    Stockholder  and respective  affiliates and  associates,  or others  acting in concert  therewith,  on the one hand,  and each proposed nominee, and his or her respective  affiliates and associates,  or others acting in concert  therewith,  on
                    the  other   hand,   including,   without   limitation   all
                    information that would be required to be disclosed  pursuant to Item 404 of  Regulation  S-K if the Noticing  Stockholder
                    making the  nomination or on whose behalf the  nomination is made,  if any,  or any  affiliate  or  associate  thereof or person acting in concert  therewith,  were the  "registrant"
                    for  purposes of Item 404 and the nominee were a director or executive officer of such registrant.

            (iv) Set  forth,  a  representation  that the  Noticing  Stockholder intends to vote or cause to be voted such stock at the  meeting  and intends to appear in person or

          by a  representative  at the meeting to nominate the person or propose the business specified in the notice.

      (c)  Notwithstanding  anything in Section  13(a) to the  contrary,  if the number of  directors  to be elected to the Board of Directors is increased and there is no public  announcement by the Corporation  naming all of the nominees for director or  specifying  the size of the  increased  Board of
      Directors  at  least  100  days  prior  to the  first  anniversary  of the preceding year's annual meeting, a stockholder's  notice required by these
      By-Laws shall also be considered timely, but only with respect to nominees for any new positions  created by such increase,  if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later  than the close of  business  on the 10th day  following  the day on which the public  announcement  naming all nominees or specifying the size of the increased Board of Directors is first made by the Corporation.

      (d) For  purposes  of these  By-Laws,  "public  announcement"  shall  mean disclosure in a press release  reported by a national news service or in a document  publicly  filed  by the  Corporation  with  the  Securities  and
      Exchange  Commission  pursuant to Section 13, 14, or 15(d) of the Exchange
      Act and the rules and regulations thereunder.

      (e) Notwithstanding the foregoing  provisions of these By-Laws, a Noticing
      Stockholder  also shall  comply with all  applicable  requirements  of the
      Exchange Act and the rules and regulations  thereunder with respect to the matters set forth in these By-Laws; provided, however, that any references in these  By-Laws  to the  Exchange  Act or the rules  thereunder  are not intended to and shall not limit the requirements applicable to nominations or proposals as to any business to be considered.

      (f)  Nothing  in these  By-Laws  shall be deemed to affect  any  rights of stockholders to request inclusion of proposals in the Corporation's  proxy statement  pursuant  to Rule  14a-8  under  the  Exchange  Act.  Notice of stockholder  proposals that are, or that the Noticing  Stockholder intends to be,  governed by Rule 14a-8 under the  Exchange Act are not governed by these By-Laws."

4.   A new Section 14 is added to Article II to read as follows:

      "Section  (14)  Compliance  Determinations  for Director  Nominations  and
      Stockholder Proposals.  Only those persons who are nominated in accordance with the  procedures set forth in these By-Laws shall be eligible to serve as  directors.  Only such  business  shall be  conducted  at a meeting  of stockholders  as shall have been brought  before the meeting in accordance with the  procedures  set  forth in these  By-Laws.  Except  as  otherwise provided by law,  the  Restated  Certificate  of  Incorporation,  or these
      By-Laws,  the  Chairman  of the  meeting  shall have the power and duty to determine  whether a  nomination  or any  business  proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with the  procedures  set  forth in these  By-Laws  and,  if any  proposed nomination or business is not in compliance with these By-Laws, to declare that such proposal or nomination shall be disregarded."